Exhibit 4.4

HD SUPPLY, INC.

as Issuer

and

the Subsidiary Guarantors from time to time party to the Indenture

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF APRIL 12, 2012

11% Senior Secured Second Priority Notes Due 2020

Exhibit 4.4

FIRST SUPPLEMENTAL INDENTURE, dated as of April 12, 2012 (this “Supplemental Indenture”), among HD Supply, Inc. (the “Company”), as issuer, the Subsidiary Guarantors under the Indenture referred to below (the “Subsidiary Guarantors”), and Wilmington Trust, National Association, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company, the Subsidiary Guarantors, the Trustee and Wilmington Trust, National Association, as note collateral agent, are party to an Indenture, dated as of April 12, 2012 (as amended, supplemented, waived or otherwise modified, the “Indenture”), relating to the issuance from time to time by the Company of senior secured second priority notes in series;

WHEREAS, Section 901(6) of the Indenture provides that the Company may provide for the issuance of Notes of any series as permitted by Section 301 therein;

WHEREAS, in connection with the issuance of the 2020 Notes (as defined herein), the Company has duly authorized the execution and delivery of this Supplemental Indenture to establish the forms and terms of the 2020 Notes as hereinafter described; and

WHEREAS, pursuant to Section 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as so defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Title of Notes. There shall be a series of Notes of the Company designated the “11% Senior Secured Second Priority Notes due 2020” (the “2020 Notes”).

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3. Maturity Date. The final Stated Maturity of the 2020 Notes shall be April 15, 2020.

4. Interest and Interest Rates. Interest on the Outstanding principal amount of 2020 Notes will accrue at the rate of 11% per annum and will be payable semi-annually in arrears on April 15 and October 15 in each year, commencing on October 15, 2012, to holders of record on the immediately preceding April 1 and October 1, respectively (each such April 1 and October 1, a “Regular Record Date”). Interest on the 2020 Notes will accrue from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from April 12, 2012, except that interest on any Additional 2020 Notes (as defined below) issued on or after the first Interest Payment Date (and Exchange Notes issued in exchange therefor) will accrue (or will be deemed to have accrued) from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid on such Additional 2020 Notes, from the Interest Payment Date immediately preceding the date of issuance of such Additional 2020 Notes (or if the date of issuance of such Additional 2020 Notes is an Interest Payment Date, from such date of issuance); provided that if any 2020 Note and any Exchange Notes issued in exchange therefore are surrendered for exchange on or after a record date for an Interest Payment Date that will occur on or after the date of such exchange, interest on such Note received in exchange thereof will accrue from such Interest Payment Date.

5. No Limitation on Aggregate Principal Amount. The aggregate principal amount of 2020 Notes that may be authenticated and delivered and Outstanding under the Indenture is not limited. The aggregate principal amount of the 2020 Notes shall initially be $675 million. The Company may from time to time, without the consent of the Holders, create and issue Additional Notes having the same terms and conditions as the 2020 Notes in all respects or in all respects except for issue date, issue price and, if applicable, the first date on which interest accrues and the first payment of interest thereon. Additional Notes issued in this manner will be consolidated with, and will form a single series with, the 2020 Notes (any such Additional Notes, “Additional 2020 Notes”), unless otherwise specified for Additional Notes in an applicable Notes Supplemental Indenture, or otherwise designated by the Company, as contemplated by Section 301 of the Indenture.

6. Redemption. (a) The 2020 Notes will be redeemable, at the Company’s option, in whole or in part, at any time and from time to time on and after April 15, 2016 and prior to maturity at the applicable redemption price set forth below. Such redemption may be made upon notice mailed by first-class mail to each Holder’s registered address and the Company shall notify the Trustee of such Redemption Date, and the principal amount of Notes to be redeemed, in each case in accordance with Section 1005 of the Indenture. The Company may provide in such notice that payment of the redemption price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person. Any such redemption and notice may, in the

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Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control. The 2020 Notes will be so redeemable at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the relevant Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date pursuant to Section 307 of the Indenture), if redeemed during the 12-month period commencing on April 15 of the years set forth below:

Redemption Period	Price
2016	105.500%
2017	102.750%
2018 and thereafter	100.000%

(b) In addition, at any time and from time to time prior to April 15, 2015, the Company at its option may redeem 2020 Notes in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Notes (including the principal amount of any Additional 2020 Notes, or any other Additional Notes of the same series as the 2020 Notes), with funds in an equal aggregate amount (the “Redemption Amount”) not exceeding the aggregate proceeds of one or more Equity Offerings, at a redemption price (expressed as a percentage of principal amount thereof) of 111.000%, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date pursuant to Section 307 of the Indenture); provided, however, that an aggregate principal amount of 2020 Notes equal to at least 50% of the original aggregate principal amount of 2020 Notes (including the principal amount of any Additional 2020 Notes, or any other Additional Notes of the same series as the 2020 Notes) must remain outstanding immediately after each such redemption.

The Company may make such redemption upon notice mailed by first-class mail to each Holder’s registered address, and the Company shall notify the Trustee of such Redemption Date and the principal amount of Notes to be redeemed, in each case in accordance with Section 1005 of the Indenture (but in no event more than 180 days after the completion of the related Equity Offering). The Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person. Any such notice may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the completion of the related Equity Offering.

(c) At any time prior to April 15, 2016, 2020 Notes may also be redeemed in whole or in part, at the Company’s option, at a price (the “Redemption Price”) equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but

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unpaid interest, if any, to, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date pursuant to Section 307 of the Indenture). Such redemption may be made upon notice mailed by first-class mail to each Holder’s registered address, and the Company shall notify the Trustee of such Redemption Date and the principal amount of Notes to be redeemed, in each case in accordance with Section 1005 of the Indenture. The Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption may be performed by another Person. Any such redemption or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of a Change of Control.

“Applicable Premium” means, with respect to an 2020 Note at any Redemption Date, the greater of (i) 1.0% of the principal amount of such 2020 Note and (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such 2020 Note on April 15, 2016 (such redemption price being that described in Section 6(a)), plus (2) all required remaining scheduled interest payments due on such 2020 Note through such date (excluding accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such 2020 Note on such Redemption Date. Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation shall not be a duty or obligation of the Trustee.

“Treasury Rate” means, with respect to a Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to April 15, 2016; provided, however, that if the period from the Redemption Date to such date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

7. Section 409. Section 409(c) of the Indenture shall apply without modification to 2020 Notes.

8. Form. The 2020 Notes shall be issued substantially in the form set forth, or referenced, in Article II of the Indenture, and either Exhibit A or Exhibit B annexed to the Indenture, in each case as provided for in Section 201 of the Indenture (as such form may be modified in accordance with Section 301 of the Indenture).

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9. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

10. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

11. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

12. Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature Pages Follow]

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Exhibit 4.4

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

HD SUPPLY, INC.

By:	/s/ Vidya Chauhan
Name: Vidya Chauhan
Title: Vice President, Strategic Business Development

[Signature Page to First Supplemental Indenture to Second Priority Notes Indenture]

BRAFASCO HOLDINGS II, INC.
BRAFASCO HOLDINGS, INC.
COX LUMBER CO.
CREATIVE TOUCH INTERIORS, INC.
HD SUPPLY CONSTRUCTION SUPPLY GROUP, INC.
HD SUPPLY FACILITIES MAINTENANCE GROUP, INC.
HD SUPPLY FASTENERS & TOOLS, INC.
HD SUPPLY GP & MANAGEMENT, INC.
HD SUPPLY MANAGEMENT, INC.
HD SUPPLY UTILITIES GROUP, INC.
HD SUPPLY WATERWORKS GROUP, INC.
HSI IP, INC.
SUNBELT SUPPLY CANADA, INC.
WHITE CAP CONSTRUCTION SUPPLY, INC.

By:	/s/ Vidya Chauhan
Name: Vidya Chauhan
Title: Vice President

[Signature Page to First Supplemental Indenture to Second Priority Notes Indenture]

HD BUILDER SOLUTIONS GROUP, LLC

By:	/s/ Vidya Chauhan
Name: Vidya Chauhan
Title: Vice President

HD SUPPLY DISTRIBUTION SERVICES, LLC

By:	/s/ Vidya Chauhan
Name: Vidya Chauhan
Title: Vice President

HD SUPPLY REPAIR & REMODEL, LLC

By:	/s/ Vidya Chauhan
Name: Vidya Chauhan
Title: Vice President

WILLIAMS BROS. LUMBER COMPANY, LLC

By:	/s/ Vidya Chauhan
Name: Vidya Chauhan
Title: Vice President

[Signature Page to First Supplemental Indenture to Second Priority Notes Indenture]

HD SUPPLY CONSTRUCTION SUPPLY, LTD.
By: HD Supply GP & Management, Inc., its general partner

By:	/s/ Vidya Chauhan
Name: Vidya Chauhan
Title: Vice President

HD SUPPLY ELECTRICAL, LTD.
By: HD Supply GP & Management, Inc., its general partner

By:	/s/ Vidya Chauhan
Name: Vidya Chauhan
Title: Vice President

HD SUPPLY FACILITIES MAINTENANCE, LTD.
By: HD Supply GP & Management, Inc., its general partner

By:	/s/ Vidya Chauhan
Name: Vidya Chauhan
Title: Vice President

HD SUPPLY HOLDINGS, LLC

By:	/s/ Vidya Chauhan
Name: Vidya Chauhan
Title: Vice President

[Signature Page to First Supplemental Indenture to Second Priority Notes Indenture]

HD SUPPLY UTILITIES, LTD.
By: HD Supply GP & Management, Inc., its general partner

By:	/s/ Vidya Chauhan
Name: Vidya Chauhan
Title: Vice President

HD SUPPLY WATERWORKS, LTD.
By: HD Supply GP & Management, Inc., its general partner

By:	/s/ Vidya Chauhan
Name: Vidya Chauhan
Title: Vice President

MADISON CORNER, LLC
By: Cox Lumber Co., its managing member

By:	/s/ Vidya Chauhan
Name: Vidya Chauhan
Title: Vice President

PARK-EMP, LLC
By: Cox Lumber Co., its managing member

By:	/s/ Vidya Chauhan
Name: Vidya Chauhan
Title: Vice President

[Signature Page to First Supplemental Indenture to Second Priority Notes Indenture]

HD SUPPLY SUPPORT SERVICES, INC.

By:	/s/ Katherine Boelte
Name: Katherine Boelte
Title: Vice President

PROVALUE, LLC
By: HD Supply Support Services, Inc., its managing member

By:	/s/ Katherine Boelte
Name: Katherine Boelte
Title: Vice President

[Signature Page to First Supplemental Indenture to Second Priority Notes Indenture]

HDS IP HOLDING, LLC

By:	/s/ Ricardo Nunez
Name: Ricardo Nunez
Title: Vice President

[Signature Page to First Supplemental Indenture to Second Priority Notes Indenture]

HD SUPPLY DISTRIBUTION SERVICES, LLC

By: HD SUPPLY GP & MANAGEMENT, INC., as Manager

By:	/s/ Ricardo Nunez
Name: Ricardo Nunez
Title: Secretary

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Timothy Mowdy
Name: Timothy Mowdy
Title: Vice President

[Signature Page to First Supplemental Indenture to Second Priority Notes Indenture]